EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-198233) of Westlake Chemical Partners LP of our report dated March 9, 2015 relating to the combined and consolidated financial statements, and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 9, 2015